EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the China Distance Education Holdings Limited Share Incentive Plan and the China Distance Education Holdings Limited 2008 Performance Incentive Plan of our report dated March 31, 2008 included in Amendment No. 5 to the Registration Statement (Form F-1 No. 333-152167) and related Prospectus of China Distance Education Holdings Limited dated July 29, 2008.

/s/    Ernst & Young Hua Ming

Shenzhen, the People’s Republic of China

February 6, 2009